                                                          CONFIDENTIAL TREATMENT
                                                                    EXHIBIT 10.6

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.


October 1, 1998


Radnor Chemical Corporation
StyroChem U.S. Inc.
StyroChem Canada Ltd.
WinCup Holdings Inc.
7980 W. Buckeye Rd.
Phoenix, AZ 85043
Attn: Mr. Thomas Springer

First Amendment to Styrene Monomer Contract of Sale,
Dated December 5, 1996

Gentlemen:

Please accept this letter as a First Amendment to the December 5, 1996 Styrene Monomer Contract of Sale (hereinafter "Contract") between Chevron Chemical Company LLC ("Chevron"), formerly Chevron Chemical Company, and Radnor Chemical Corporation ("RCC"), formerly SP Acquisition Co.; StyroChem U.S. Inc. ("SUS"), formerly StyroChem International Inc.; and StyroChem Canada Ltd. ("SCL"), formerly StyroChem International Ltd. This First Amendment is effective as of January 1, 1998, and shall amend the Contract as follows:

1. WinCup Holdings Inc. ("WinCup") shall be added as a party under the Contract. References to "Purchaser" in the Contract and this First Amendment shall mean collectively "RCC", "SUS", "SCL" and "WinCup".

2.   Section 1, revise in its entirety to read as follows:

     Purchaser desires to purchase from Chevron, solely for Purchaser's use in the manufacture in North America of styrene derivative products, Styrene Monomer meeting the specifications contained in Exhibit A; and Chevron agrees to supply such Product to Purchaser for that limited purpose.

3.   Section 2, revise in its entirety to read as follows:

     a. Subject to Paragraph b. below, the quantity of Product to be sold and delivered hereunder shall be Purchaser's Styrene Monomer requirements, which in no event shall be less than 160,000,000 pounds annually. Quantities purchased from Chevron in excess of 210,000,000 pounds annually shall be at Chevron's option.

     b. Notwithstanding Paragraph a. above, Purchaser shall have the option of purchasing a [___________] pound increment of Product annually from either Chevron or another domestic producer of Product, provided Purchaser purchases a minimum of 160,000,000 pounds of Product from Chevron during the calendar year in question.

     c. Based upon Paragraphs a. and b. above, Purchaser shall nominate the quantity of Styrene Monomer it shall purchase from Chevron for the calendar year in question by providing Chevron written notice prior to [_________] of the preceding calendar year. In the event said nominated quantity is in excess of 210,000,000 pounds for any calendar year, Chevron shall, within thirty (30) days of receipt of Purchaser's nomination, notify Purchaser in writing concerning whether or not it shall supply Purchaser with Product quantities in excess of 210,000,000 pounds.

4.   Section 4, revise in its entirety to read as follows:

     Chevron shall be responsible for arranging for the shipment of Product from St. James, Louisiana to Purchaser's facilities in Fort Worth, Texas; Montreal, Quebec; and Marietta, Ohio, as designated by Purchaser, and Purchaser shall be responsible for the cost of such shipment.

     The parties agree that if the aggregate actual cost of shipment incurred by Purchaser in any month ("Actual Shipping Cost") exceeds the "Freight Allowance" (as defined below) for shipment of Product to the foregoing designated destinations, then Chevron shall promptly reimburse Purchaser for the total amount of such excess. For purposes of this Contract, the "Freight Allowance" for shipments of Product from St. James, Louisiana to Purchaser's facilities in Fort Worth, Texas and Montreal, Quebec shall be [_________] U.S. cents per pound ("cpp") and [__________] Canadian cents per pound, respectively. These Freight Allowances shall be readjusted on [_________], 1999 and each anniversary thereafter in accordance with the Rail Cost Adjustment Factor (RCAF), Unadjusted Increase Scale, as published by the American Association of Railroads. If, however, during the term hereof there shall cease to be any merchant marketers of Product manufactured in Sarnia, Ontario, the "Freight Allowance" with respect to shipments to Purchaser's facility in Montreal, Quebec shall be changed to an amount equal to the lowest rail shipping cost available to Purchaser from the closest merchant marketer of Product, and subsequently adjusted in accordance with the immediately preceding sentence. For purposes of this Contract, the "Freight Allowance" for shipments of Product from St. James, Louisiana to Marietta, Ohio shall be [_________] U.S. cents per pound.
     This Freight Allowance shall be readjusted on [__________], 1999 and each anniversary thereafter in accordance with any change in the Consumer Price Index for all Consumers, published by the U.S. Department of Labor for the twelve (12) month period then completed.

5.   Section 5.(b), last sentence, revise to read as follows:

     Purchaser shall make payment hereunder by check, except in the case of SCL who shall make payment by wire transfer.

6.   Section 10, add the following at the end:

     Product purchases hereunder by each purchaser during the calendar year in question shall be totaled together for purposes of determining what rebate, if any, Purchaser is eligible for. Credits for such rebate shall be issued to the Purchaser based upon Purchaser's actual purchases during said calendar year.


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

7.   Add the following new Section 24:

     a. Notwithstanding anything contained herein to the contrary, the purchase price to be paid for Product shall be calculated as follows:

          (i) The price for the first 150,000,000 pound increment of Product purchased hereunder during any calendar year shall be determined in accordance with the Section 9 of the Contract;

          (ii) The price for the second 60,000,000 pound increment of Product purchased hereunder during any calendar year shall be the lower of the:

                 1. Price for Product as determined in accordance with Section 9 of the Contract; and

                 2.   [_______] as published in CMAI's month-end Monomers Market
                                                                 ---------------
                 Report, and shall be the average of the values if a range is
                 ------
                 published.

          Notwithstanding anything contained herein to the contrary, quantities of Product purchased [________] under 2. above shall not be eligible for any discounts or rebates under Section 10 of the Contract. Said quantities, however, shall be counted for the purposes of determining what rebate(s), if any, Purchaser is eligible for during the calendar year in question; and

          (iii) For quantities purchased in excess of 210,000,000 pounds during any calendar year ("Excess Product"), the price for [_______] percent ([_______]%) of said Excess Product shall be determined in accordance with Section 9 of the Contract, and the price for the remaining [________] percent ([__]%) of said Excess Product shall be determined in accordance with Paragraph a.(ii) above.

     b.   (i)    For purposes of invoicing the first 210,000,000 pounds of
          Product delivered to Buyer hereunder during the calendar year in question, the following monthly quantity of Product delivered during said calendar year shall be invoiced at the price determined in accordance with Paragraph a.(ii) above for said month:

                 [________] = MQ x [(Q - [________])/Q], where

                    [_______] is the quantity of Product delivered to Purchaser during the calendar month in question which shall be invoiced in accordance with Paragraph a.(ii) above;

                    "MQ" or "Monthly Quantity" is quantity of Product delivered to Purchaser during said month; and

                    "Q" is the Product quantity nominated by Purchaser for the calendar year in question pursuant to the provisions of
                    Section 2 of
                    the Contract, up to a maximum of 210,000,000 pounds; in no event "Q" be less than 160,000,000 pounds.

          The remaining quantity of Product delivered during the month in question shall be invoiced in accordance with Section 9 of the Contract for said month.

          (ii) For purposes of invoicing Excess Product delivered to Purchaser hereunder during the calendar year in question, the following monthly quantity of Excess Product delivered during said calendar year shall be invoiced at the price determined in accordance with Paragraph a.(ii) above for said month:

                 [________] = EMQ x [________], where

                    [________] is the monthly quantity of Excess Product delivered to Purchaser during the calendar year in question which shall be invoiced in accordance with Paragraph a.(ii) above; and

                    "EMQ" or "Excess Monthly Quantity" is monthly quantity of Excess Product delivered to Purchaser during said month.

          The remaining quantity of Excess Product delivered during the month in question shall be invoiced in accordance with Section 9 of the Contract for said month.

          (iii) In the event Purchaser's Product purchases during said calendar year are less than 160,000,000 pounds, a price reconciliation shall be performed at the end of said calendar year for each month of the calendar year in question based upon Purchaser's actual total purchases for said calendar year.

8.   Exhibit B is deleted.

All other terms and conditions of the Contract shall remain in full force and effect.

Understood and Agreed:

Radnor Chemical Corporation                    Chevron Chemical Company LLC


By:     /s/ Donald Rogalski                    By:     /s/ J.M. Parker
   ------------------------                       --------------------

Title:  Sr. Vice President - Administration    Title:  General Manager - Styrene
      -------------------------------------          ---------------------------

Date:  10/15/98                                Date:  10/27/98
     ----------                                     ----------

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
StyroChem U.S. Inc.                            StyroChem Canada Ltd.


By:    /s/ Donald Rogalski                     By:    /s/ Donald Rogalski
   -----------------------                        -----------------------

Title: Sr. Vice President - Administration     Title: Sr. Vice President-
      ------------------------------------           --------------------
                                                     Administration
                                                     --------------

Date: 10/15/98                                 Date: 10/15/98
     ---------                                      ---------

WinCup Holdings Inc.

By:     /s/ Donald Rogalski
   ------------------------

Title:  Sr. Vice President - Administration
      -------------------------------------

Date:  10/15/98
     ----------

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